Exhibit 99.3


      FACTORY 2-U STORES, INC. RECEIVES DELISTING NOTIFICATION FROM NASDAQ


SAN DIEGO, CA, January 16, 2004 - FACTORY 2-U STORES, INC. (Nasdaq: FTUSQ) today announced that the Company's common stock will be delisted from The Nasdaq Stock Market at the opening of its business on January 22, 2004, subject to the Company's right to appeal. The Nasdaq Listing Qualifications Department has notified the Company of its decision to delist the Company's common stock from The Nasdaq Stock Market in accordance with Nasdaq Marketplace Rules 4300 and 4450(f), based upon the following factors:

o The Company's filing for protection pursuant to Chapter 11 of the U.S. Bankruptcy Code on January 13, 2004, and associated public interest concerns raised by it;

o Concerns regarding the residual equity interest of the existing listed securities holders; and

o Concerns about the Company's ability to sustain compliance with all of the requirements for continued listing on Nasdaq.

The Company does not intend to appeal Nasdaq's decision and anticipates that its common stock will be delisted from The Nasdaq Stock Market in accordance with Nasdaq's determination set forth above.

Although the Company's common stock will not immediately be eligible for quotation on the OTC Bulletin Board, the common stock may become eligible if a market maker files an application in accordance with SEC Rule 15C2-11 and such application ("Form 211") is cleared. Only a market maker, and not the Company, may file a Form 211. Pursuant to Nasdaq Marketplace Rules 6530 and 6540, a Form 211 cannot be cleared if the Company is not current in its SEC filing obligations. Although the Company intends to remain current in its SEC filing obligations, there can be no assurance that it will do so or that any market maker will file a Form 211 or that such a Form 211, if filed by a market maker, will be cleared.

Effective with the opening of trading on January 15, 2004, the letter "Q" has been appended to the Company's trading symbol. Accordingly, the trading symbol for the Company's common stock was changed from FTUS to FTUSQ as of the opening of trading on January 15, 2004.

Factory 2-U voluntarily filed a petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code on January 13, 2004, in order to implement a comprehensive operational and financial restructuring of its business. The Company is continuing normal operations.


About Factory 2-U Stores, Inc.

Factory 2-U Stores, Inc. operates 243 "Factory 2-U" off-price retail stores which sell branded casual apparel for the family, as well as selected domestics and household merchandise at prices which generally are significantly lower than the prices offered by its discount competitors. The Company operates 32 stores in Arizona, 2 stores in Arkansas, 65 stores in southern California, 63 stores in northern California, 1 store in Idaho, 8 stores in Nevada, 9 stores in New Mexico, 1 store in Oklahoma, 14 stores in Oregon, 34 stores in Texas, and 14 stores in Washington.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, and actual results could differ materially from the Company's present expectations. Among the important factors that could cause actual results to differ materially from those indicated in the forward-looking statements are: customer demand and trends in the off-price apparel industry, the effect of economic conditions, the impact of competitive openings and pricing, supply constraints or difficulties, the inherent uncertainties of proceedings under Chapter 11 of the Bankruptcy Code, and other risks detailed in the Company's Securities and Exchange Commission filings.

                                      # # #

Contacts:

MEDIA ONLY

         Michael Freitag or Mark Semer
         Kekst and Company
         (212) 521-4800

INVESTORS

         Factory 2-U Investor Information
         (888) 201-9603

         or

         James K. White
         Kehoe, White & Co., Inc.
         (562) 437-0655